UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2018

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37392	46-3837784
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1668 S. Garfield Avenue, 2nd Floor, Alhambra, CA 91801

(Address of principal executive offices) (zip code)

(626) 282-0288

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Employment Agreements

On May 31, 2018, Apollo Medical Management, Inc. (“AMM”) a wholly-owned subsidiary of Apollo Medical Holdings, Inc. (the “Company”), provided to Gary Augusta, the President of the Company, notice of termination (the “Augusta Notice of Termination”) of that certain Employment Agreement, dated December 20, 2016 (the “Augusta Employment Agreement”), between AMM and Mr. Augusta. Pursuant to the Augusta Notice of Termination, and in accordance with the Augusta Employment Agreement, the effective date of termination of the Augusta Employment Agreement is thirty (30) days after the date on which the Augusta Notice of Termination is given to Mr. Augusta (the “Augusta Termination Date”). Mr. Augusta will continue in his current role with the Company until the Augusta Termination Date and, thereafter, will continue to serve as a director on the Company’s Board of Directors.

On May 31, 2018, AMM provided to Mihir Shah, the Chief Financial Officer of the Company, notice of termination (the “Shah Notice of Termination”) of that certain Employment Agreement, dated December 20, 2016 (as amended effective July 1, 2017, the “Shah Employment Agreement”), between AMM and Mr. Shah. Pursuant to the Shah Notice of Termination, and in accordance with the Shah Employment Agreement, the effective date of termination of the Shah Employment Agreement is thirty (30) days after the date on which the Shah Notice of Termination is given to Mr. Shah (the “Shah Termination Date”). Mr. Shah will continue in his current role with the Company until the Shah Termination Date.

Appointment of new Chief Financial Officer

On June 5, 2018, Eric Chin entered into an employment agreement with the Company pursuant to which Mr. Chin will serve as the new Chief Financial Officer of the Company, effective upon the Shah Termination Date. Mr. Chin, the current Chief Financial Officer of Network Medical Management, Inc. (“NMM”), the Company’s wholly-owned subsidiary, will continue to serve as the Chief Financial Officer of NMM.

Mr. Chin, 38, joined NMM as its Chief Financial Officer in March 2018. From October 2015 to March 2018, Mr. Chin served as the Controller/Head of Finance - Real Estate of Public Storage, Inc., a New York Stock Exchange listed company and a member of the S&P 500. From May 2011 to October 2015, he served as Assistant Vice-President - Financial Reporting of Alexandria Real Estate Equities, Inc., a New York Stock Exchange listed company and a member of the S&P 500. Mr. Chin began his career at Ernst & Young LLP. In his role as an Assurance Senior Manager at Ernst & Young LLP, from October 2002 to May 2011, Mr. Chin provided assurance services to both publicly traded companies and private companies. Mr. Chin is a certified public accountant. Mr. Chin received his Bachelor of Arts degree in Business/Economics with Accounting and Computing from the University of California, Los Angeles.

Under the employment agreement between the Company and Mr. Chin, the Company agreed to (i) pay Mr. Chin an annual salary of $300,000, (ii) pay Mr. Chin a $30,000 guaranteed minimum bonus annually (prorated if he is terminated without cause), and (iii) grant Mr. Chin, on an annual basis, options to acquire such number of shares of common stock of the Company having an aggregate valuation in the amount of $30,000 based on the then-current fair market value of such common stock. Mr. Chin’s employment with the Company is “at-will” and will not be for any specific period of time.

It is expected that Mr. Chin will enter into the Company’s standard form of indemnity agreement, the form of which was filed as an exhibit to the Company’s Form 8-K filed on December 13, 2017 and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Chin and any other persons pursuant to which he was chosen as an officer of the Company. There are no family relationships between Mr. Chin and any of the Company’s directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer. Mr. Chin is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Item 8.01	Other Events

On June 6, 2018, the Company issued a press release announcing the appointment of its new Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements And Exhibits

(d)       Exhibits.

Exhibit No.	Description
99.1	Press Release of Apollo Medical Holdings, Inc., dated June 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: June 6, 2018	By:	/s/ Thomas S. Lam
	Name:	Thomas S. Lam, M.D.
	Title:	Co-Chief Executive Officer